UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At the Annual Meeting of the Stockholders of H&E Equipment Services, Inc. (the "Company") on June 6, 2006, the stockholders of the Company approved the amendment to and restatement of the Company's Stock-Based Incentive Compensation Plan (the "Plan"). Previously, on February 22, 2006, the Board of Directors of the Company had approved the Plan, subject to the approval of stockholders at the Annual Meeting. The purpose of the amendment and restatement is to provide for the inclusion on non-employee directors as persons eligible to receive awards under the Plan.

The foregoing is a summary of the material change in the Plan. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 H&E Equipment Services, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended and restated, effective June 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

June 8, 2006	By:	/s/ Leslie Magee

Name: Leslie Magee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	H&E Equipment Services, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended and restated, effective June 6, 2006.